                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of United States Steel Corporation of our reports dated February 15, 2002, relating to the consolidated financial statements and financial statement schedule which appear in United States Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Pittsburgh, Pennsylvania
March 28, 2002